Exhibit 99.01

Editorial Contact:	Investor Contact:
Mary Camarata	Marshall Mohr
Adaptec, Inc.	Adaptec, Inc.
408-957-1630	408-957-6773
mary_camarata@adaptec.com	marshall_mohr@adaptec.com

ADAPTEC ANNOUNCES CHANGES TO ITS RAID PRODUCTS BUSINESS
FOR IBM iSERIES & pSERIES SYSTEMS

MILPITAS, Calif.- September 30, 2005-Adaptec, Inc. (NASDAQ: ADPT), a global leader in storage solutions, today announced it has renegotiated its relationship with IBM (NYSE: IBM) on the development and delivery of RAID controllers and connectivity products for IBM’s eServer iSeries and pSeries systems.

Under the terms of the new agreement, IBM will pay Adaptec to acquire a nonexclusive license to certain intellectual property and to acquire certain assets dedicated to the engineering and manufacturing of these RAID products.  Adaptec will retain its intellectual property and, over the next six quarters, will receive an ongoing royalty revenue stream associated with the sales of these products.  Retaining ownership of the intellectual property will allow Adaptec the flexibility to continue to utilize the iSeries and pSeries technology in its future RAID products.

“In analyzing Adaptec’s various businesses, it became clear to us that delivering add-on products for IBM’s eServer iSeries and pSeries systems would not be a long term profitable business opportunity for Adaptec,” said S. “Sundi” Sundaresh, president of Adaptec. “Today’s agreement is part of our ongoing effort to improve Adaptec’s focus and execution on profitable business ventures.”

As a result of this transaction, Adaptec will receive a $22 million payment from IBM and will record approximately a $26 million loss on the sale of assets and impairment of related goodwill in its second quarter of its Fiscal Year 2006. Adaptec will reflect the royalties associated with this transaction, expected to be in the range of $19 million, over the next six quarters.

Further detail on this transaction will be provided in Adaptec’s Q2 Fiscal Year 2006 earnings conference call.

Safe Harbor Statement

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements include statements regarding future events or the future performance of Adaptec including, but not limited to, projections on future royalties from IBM around RAID products for its iSeries and pSeries systems. These forward-looking statements are based on current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. These risks include: market demand for RAID products; difficulty in forecasting the volume and timing of customer orders; reduced demand in the server, network storage and desktop computer markets; our target markets’ failure to accept, or delay in accepting, network storage and other advanced storage solutions, including our SAS, SATA and iSCSI lines of products; decline in consumer acceptance of our current products; the timing and volume of orders by OEM customers for storage products; our ability to control and manage costs associated with the delivery of new products; and the adverse effects of the intense competition we face in our business. For a more complete discussion of risks related to our business, reference is made to the section titled “Risk Factors” included in our Quarterly Report on Form 10-K for the year ended March 31, 2005, on file with the Securities and Exchange Commission. Adaptec assumes no obligation to update any forward looking information that is included in this release.

About Adaptec

Adaptec, Inc. (NASDAQ: ADPT) provides trusted storage solutions that reliably move, manage, and protect critical data and digital content. Adaptec’s software and hardware-based solutions are delivered through leading Original Equipment Manufacturers (OEMs) and channel partners to provide storage connectivity, data protection, and networked storage to enterprises, government organizations, medium and small businesses, and consumers worldwide. Adaptec is an S&P Small Cap 600 Index member. More information is available at www.adaptec.com.

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